UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33691	33-0974674
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47448 Fremont Boulevard, Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On September 15, 2014, Procera Networks, Inc. (“Procera” or the “Company”) concluded that it will be required to record an impairment charge to write-down the carrying value of its goodwill and intangible assets recorded as part of the Company’s 2013 acquisition of Vineyard Networks, Inc. (“Vineyard”). Under generally accepted accounting principles, when indicators of potential impairment are identified, companies are required to conduct a review of the carrying amounts of goodwill and other long-lived assets to determine if impairment exists. As a result of lower than anticipated total addressable market and revenue growth of Vineyard’s Network Application Visibility Library (“NAVL”) products, the Company has begun an impairment review of its NAVL intangible assets and goodwill, and currently estimates that it will record a write-down in the range of $10 to $16 million (on a pre-tax basis) and that the write-down will result in future cash expenditures in the range of $100,000 to $200,000, related primarily to severance obligations. The Company will continue to support and enhance the NAVL product going forward.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including estimates regarding the Company’s write-down and future cash expenditures, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future results or events and involve known and unknown risks, uncertainties and other factors that may cause actual results or events to be materially different from any future results or events expressed or implied by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements in this Current Report on Form 8-K are based on information available to Procera as of the date hereof, and Procera undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2014	Procera Networks, Inc.
(Registrant)

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer and Principal Accounting Officer